Exhibit 10.17

Executed Version

805 N. Whittington Parkway

Louisville, KY 40222

(502) 394-2100

www.BrightSpringHealth.com

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made between Phoenix Parent Holdings Inc., a Delaware corporation (“Buyer”), and Michael McMaude (“Executive”) this 10th day of February, 2021.

WHEREAS, Abode Healthcare Inc., a Delaware corporation (the “Company”), and Executive entered into an employment agreement dated as of November 9, 2012 (the “Original Employment Agreement”), pursuant to which Executive is currently employed as the Company’s Chief Executive Officer;

WHEREAS, Buyer, Phoenix Intermediate Holdings Inc., a Delaware corporation and direct wholly-owned subsidiary of Buyer (“Phoenix Intermediate”), Phoenix Guarantor Inc., a Delaware corporation and direct wholly-owned subsidiary of Phoenix Intermediate, Overland Merger Sub Inc., a Delaware corporation and indirect wholly-owned subsidiary of Buyer (“Merger Sub”), Silverton Holdings, Inc., a Delaware corporation (“Silverton Holdings”), and Silverton Group Holdings, LLC, a Delaware limited liability company are party to an Agreement and Plan of Merger (as amended, restated or otherwise modified from time to time, the “Merger Agreement”), dated as of the date hereof whereby Buyer will acquire Silverton Holdings and its subsidiaries in connection with the Closing (as defined in the Merger Agreement) (such transaction, the “Merger”);

WHEREAS the Company is a wholly owned subsidiary of Silverton Holdings;

WHEREAS, Buyer would be unwilling to consummate the Transaction unless Executive enters into this Agreement and agrees to continued employment with the Company as set forth herein;

WHEREAS, Executive acknowledges that the agreements and covenants contained in this Agreement are (a) essential to protect the Company and its subsidiaries and affiliates (including, after the Closing, Buyer and its subsidiaries and affiliates) and the goodwill of their respective businesses, (b) a condition precedent to the willingness of the Buyer to consummate the Merger Agreement, and (c) necessary and reasonable in light of the particular Business of the Company and its Affiliated Companies, Executive’s knowledge thereof, and the services Executive previously performed for and will perform for the Company;

WHEREAS, effective as of, and subject to, the Closing, Buyer desires to continue to employ Executive on the terms and conditions set forth herein, and Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement;

WHEREAS, the parties intend that, as of the Commencement Date, this Agreement shall supersede and replace the Original Employment Agreement; and

WHEREAS, effective as of the Closing, without further action by the parties hereto, Buyer shall assign and cause the Company to assume this Agreement.

Res-Care, Inc. DBA BrightSpring Health Services

805 N. Whittington Parkway

Louisville, KY 40222

(502) 394-2100

www.BrightSpringHealth.com

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

1. Employment as Chief Executive Officer of the Company. Effective as of the Commencement Date, Executive shall continue to serve as Chief Executive Officer of the Company. Executive shall, subject to the supervision and control of the Chief Executive Officer of Res-Care, Inc. d/b/a BrightSpring Health Services, a Delaware corporation (“BrightSpring”), (the “BrightSpring CEO”) or another senior executive officer of BrightSpring as designated by the BrightSpring CEO (as applicable, the “Supervising Officer”), serve as the Chief Executive Officer for the Company and perform such duties and exercise such powers over and with regard to the business of the Company, its affiliates and their operations as may be prescribed from time to time by the Supervising Officer. Executive’s duties and responsibilities, post of duty, title, and Supervising Officer may change from time to time by reason of changes in the needs of the Company, consistent with Executive’s role as a senior executive of the Company. Executive shall devote Executive’s best efforts to the performance of services to the Company and all of its affiliates and their operations. Executive shall devote Executive’s full business time, attention, energies and talents exclusively to the business of the Company and its affiliates and subsidiaries and to no other business; provided, however, that it shall not be a violation of this Agreement during the Initial Term of any Additional Terms for Executive to (x) serve on the board of directors (or similar governing body) of one or more other companies that do not engage in the Business with the BrightSpring CEO’s written consent, which shall not be unreasonably withheld, (y) serve on corporate, civic, charitable or industry sector association boards or committees with the BrightSpring CEO’s written consent, which shall not be unreasonably withheld and (z) manage personal investments, so long as all such activities do not, in the aggregate, interfere or conflict with Executive’s duties hereunder or otherwise materially interfere with the performance of Executive’s responsibilities to the Company in accordance with this Agreement; provided, further, that clauses (x) and (y) shall apply only to any future board service opportunities and will not be applicable to any of Executive’s current board service obligations, a complete list of which is set forth on Exhibit A. Executive’s principal place of employment shall be consistent with his current practice (including from Executive’s current location in Durango, Colorado), although Executive understands and agrees that Executive may be required to travel frequently for business reasons, as is his current practice.

2. Commencement Date; Term.

(a) This Agreement shall take effect as of the Closing (the “Commencement Date”). To the extent that the Merger Agreement is terminated prior to the Closing or the Closing does not otherwise occur, this Agreement shall be void ab initio. Executive acknowledges and agrees that, effective as of the Closing, no event has occurred prior to the Closing that could give rise to a finding of “Good Reason” under this Agreement or the Original Employment Agreement, and the Merger does not constitute “Good Reason” under this Agreement or the Original Employment Agreement.

(b) This Agreement shall have an initial term commencing on the Commencement Date and ending twelve (12) months thereafter, subject to earlier termination only in accordance with the provisions of this Agreement (“Initial Term”). This Agreement will automatically renew for successive periods of twelve (12) months each (the “Additional Term(s)”) on the same terms and conditions unless Executive or the Company provides written notice of non-renewal no later than forty-five (45) days prior to the end of the Initial Term or any then effective Additional Term.

Res-Care, Inc. DBA BrightSpring Health Services

805 N. Whittington Parkway

Louisville, KY 40222

(502) 394-2100

www.BrightSpringHealth.com

Sections 9 through 20 shall survive the expiration, non-renewal or termination of this Agreement. Any termination of Executive’s employment in connection with a non-renewal by the Company of the Initial Term or any Additional Term shall constitute a termination of Executive’s employment by the Company without Cause for all purposes of this Agreement.

3. Base Salary; Annual Bonus Opportunity; Benefits.

(a) The Company shall pay to Executive an annual salary (as increased from time to time, the “Base Salary”), which shall be $450,000.00, subject to applicable federal, state, and local tax withholding. Such Base Salary shall be paid to Executive in the same manner and on the same payroll schedule on which other Company employees receive payment. The Base Salary may be adjusted from time to time for changes in Executive’s responsibilities, for market adjustments, or for any other reason as determined by the Supervising Officer. The Base Salary shall not be reduced during the Initial Term or any Additional Term(s).

(b) In respect of each fiscal year, Executive shall be eligible for an annual incentive bonus award determined by the Company (the “Annual Bonus”). Executive’s target Annual Bonus shall be equal to 50% of the Base Salary for the applicable year if target performance objectives are achieved. The Annual Bonus will be based upon the level of achievement of annual business, company and individual performance objectives for such fiscal year, as determined by the standard BrightSpring bonus calculation and payout methodologies and the Company in its sole and good faith discretion. The Annual Bonus shall otherwise be subject to the terms and conditions of the annual bonus plan adopted by the Company, if any, under which bonuses are generally payable to senior executives of the Company, as in effect from time to time. The Annual Bonus shall be paid to Executive at the same time as annual bonuses are generally payable to other senior executives of the Company. Subject to the conditions provided under Section 7 in connection with (x) Executive’s termination of employment by the Company without Cause, (y) by Executive for Good Reason or (z) due to Executive’s death or permanent disability, in each case, with respect to the Prior Bonus (as defined below), Executive must be employed on the date the Annual Bonus is paid to be entitled to payment of the Annual Bonus.

(c) Executive shall be entitled to participate in health, insurance, retirement, and other benefits provided generally to similarly situated senior executives of the Company. Executive shall also be entitled to at least three (3) weeks of vacation per year, as well as the same number of holidays and sick days, as well as any other benefits, in each case as are generally allowed to similarly situated executives of the Company in accordance with the Company policy as in effect from time to time. Nothing contained herein shall be construed to limit the Company’s ability to amend, suspend, or terminate any employee benefit plan or policy at any time, and the right to do so is expressly reserved.

(d) Executive is authorized to incur reasonable business expenses in carrying out Executive’s duties and responsibilities under this Agreement, and the Company shall promptly reimburse Executive for all such reasonable business expenses, subject to documentation and otherwise in accordance with the Company’s policy(ies), as in effect from time to time.

Res-Care, Inc. DBA BrightSpring Health Services

805 N. Whittington Parkway

Louisville, KY 40222

(502) 394-2100

www.BrightSpringHealth.com

(e) If Executive is made or threatened to be made a party to or a participant in any actual, threatened, pending, or completed action, claim, or proceeding of any type that arises out of Executive’s service or position as an officer, director or employee, as the case may be, of the Company (other than matters related to Executive’s willful misconduct, including in connection with services prior to commencement of services under this Agreement), the Company and the Affiliated Companies shall indemnify, defend, and hold Executive harmless to the maximum extent authorized or permitted by applicable law, Certificate of Incorporation, By-Laws, and all other organizational documents of the Company and the Affiliated Companies, as the foregoing may be amended from time to time to provide broader protection, and including, any and all expenses (including, without limitation, advancement and payment of attorneys’ fees) and losses arising out of or relating to any of Executive’s actual or alleged acts, omissions, negligence or active or passive wrongdoing, including, without limitation, the advancement of expenses Executive incurs; provided, however, that Executive provides an undertaking to repay such advanced expenses if it is ultimately determined by a final and non-appealable judgment of a court of competent jurisdiction that Executive is not entitled to indemnification. In such cases, the Company and the Affiliated Companies shall provide Executive with indemnification on terms no less favorable than provided to any other executive officer or director of the Company and the Affiliated Companies. Such indemnification shall continue even if Executive has ceased to be a director, officer, equityholder, or employee of the Company or its affiliates and shall inure to the benefit of Executive’s heirs, executors and administrators. In addition, during Executive’s employment with the Company and its affiliates and while potential liability exists, the Company or any successor to the Company shall purchase and maintain, at its own expense, directors’ and officers’ liability insurance providing coverage to Executive on terms that are no less favorable than the coverage provided to other directors and officers of Company (but in no event less than a reasonable amount of coverage). The provisions of this paragraph shall survive the termination of this Agreement and Executive’s employment with the Company and its affiliates.

4. Non-Equity Incentive Plan, Stock Option Plan, Other Benefit Plans. At the discretion of the Company, Executive may be eligible for participation in any non-equity incentive plan and/or stock option plan with respect to the Company, or the Company’s parent corporation, while employed by the Company. If eligible, Executive will be notified by the Supervising Officer and participation in such plans will be governed not by this Agreement but by separate plan documents.

5. Employment Status. The terms of Executive’s employment with the Company shall be governed by this Agreement. Notwithstanding anything herein to the contrary, the Company makes no express or implied commitment that Executive’s employment will have a minimum or fixed term, or that the Company may take adverse employment action only for “cause.” Executive’s employment is terminable at any time for any reason or no reason, and shall terminate automatically upon Executive’s death. Either Executive or the Company may terminate the employment relationship at any time for any reason or no reason. However, Executive agrees to give the Company not less than thirty (30) days prior written notice of Executive’s voluntary termination, other than in connection with non-renewal of the Initial Term or Additional Term, as applicable. Upon any cessation of Executive’s employment, except as may otherwise be requested by the Company in writing and agreed upon in writing by Executive,

Executive shall be deemed to have resigned from any and all directorships, committee memberships, and any other positions Executive holds with the Company or any other Affiliated Company.

Res-Care, Inc. DBA BrightSpring Health Services

805 N. Whittington Parkway

Louisville, KY 40222

(502) 394-2100

www.BrightSpringHealth.com

6. Disability. Executive’s employment shall terminate hereunder at the earlier of (a) immediately upon the Company’s determination (conveyed by a notice to Executive) that Executive is subject to a permanent disability, and (b) Executive’s absence from Executive’s duties hereunder for one hundred and eighty (180) days in any twelve (12) month period. “Permanent disability” for purposes of this Agreement shall mean the onset of a physical or mental disability which prevents Executive from performing the essential functions of Executive’s duties hereunder, which is expected to continue for one hundred and eighty (180) consecutive days or more, subject to any reasonable accommodation required by state and/or federal disability anti-discrimination laws, including, but not limited to, the Americans With Disabilities Act of 1990, as amended.

7. Compensation upon Termination Without Cause or Resignation for Good Reason.

(a) As additional consideration beyond providing Executive with access to and use of the Confidential Information, for the continuation of the noncompetition and confidentiality covenants of Executive in this Agreement after the Date of Termination and as separation pay, notwithstanding anything herein to the contrary, if Executive’s employment is terminated without Cause by the Company (including, for the sake of clarity, pursuant to a non-renewal by the Company) or terminated for Good Reason by Executive, Executive shall receive the following (the “Severance Benefits”):

(i) Accrued Obligations (as defined in Section 8);

(ii) Executive’s then current Base Salary for twenty-four (24) months after the Date of Termination (the “Severance Term”), payable in equal installments on the same payroll schedule on which other Company employees receive payment; and

(iii) If Executive validly elects continuation health insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), on the first regularly scheduled payroll date of each month during the Severance Term, the Company will pay Executive an amount equal to the difference between the monthly COBRA premium cost and the monthly contribution paid by active employees for the same coverage (the “COBRA Subsidy”); provided that the COBRA Subsidy will terminate earlier than the expiration of the Severance Term if and when Executive becomes eligible for health insurance coverage from a new employer (or, if earlier, shall cease upon the first to occur of Executive’s death or the date the Company ceases to offer group medical coverage to its active executive employees or the Company is otherwise under no obligation to offer COBRA continuation coverage to Executive). Notwithstanding the foregoing, if the Company’s provision of the COBRA Subsidy would violate the nondiscrimination rules applicable to health plans or self-insured plans under Section 105(h) of the Code, or result in the imposition of penalties under the Patient Protection and Affordable Care Act of 2010 and the related regulations and guidance promulgated thereunder (the “PPACA”), the parties agree to reform the COBRA Subsidy in a manner as is necessary to comply with the PPACA and the Code. Nothing herein provided, however, shall be construed to extend the period of time over which COBRA continuation coverage otherwise may be provided to Executive and/or his dependents.

Res-Care, Inc. DBA BrightSpring Health Services

805 N. Whittington Parkway

Louisville, KY 40222

(502) 394-2100

www.BrightSpringHealth.com

(b) Following such termination of Executive’s employment by the Company without Cause or resignation by Executive for Good Reason, except as set forth in this Section 7 and the Accrued Obligations, Executive shall have no further rights to any compensation or any other benefits under this Agreement, and Executive’s sole and exclusive remedy hereunder upon a termination of employment by the Company without Cause or resignation for Good Reason shall be receipt of the Severance Benefits.

(c) Notwithstanding any provision herein to the contrary, the payment of the Severance Benefits shall be conditioned upon Executive’s execution, delivery to the Company, and non-revocation of a release drafted by, and in form and substance acceptable to the Company (the “Release”) (and the expiration of any revocation period contained in such Release) within sixty (60) days following the Date of Termination; provided that such release shall specifically exclude: (i) any right to the benefits, including any severance benefits, to which Executive is entitled under this Agreement, (ii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company and the Affiliated Companies’ organizational documents, applicable law or otherwise, (iii) any rights Executive may have as a member or holder of equity or other securities of the Company or its affiliates, including any equity award, and (iv) any rights or entitlements under a sale, purchase, merger or other transaction agreement. For the sake of clarity, the Company may not require that the Release include restrictive covenants that are more onerous than those set forth in Section 9 hereof. If Executive fails to execute the Release in such a timely manner so as to permit any revocation period to expire prior to the end of such sixty (60) day period, or timely revokes Executive’s acceptance of such Release following its execution, Executive shall not be entitled to any of the Severance Benefits. Further, to the extent that any of the Severance Benefits constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Code, any payment of any amount or provision of any benefit otherwise scheduled to occur prior to the sixtieth (60th) day following the Date of Termination, but for the condition of executing the Release as set forth herein, shall not be made until the first regularly scheduled payroll date following such sixtieth (60th) day, after which any remaining Severance Benefits shall thereafter be provided to Executive according to the applicable schedule set forth herein.

(d) In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by Executive as a result of employment by a subsequent employer (except as provided in Section 7(a) (iii)).

8. Other Termination. No pay continuation or other payments under Section 7 will be payable to Executive if Executive voluntarily terminates Executive’s employment with the Company (other than for Good Reason), if employment terminates due to death or disability, or if the Company terminates Executive’s employment for Cause or upon any non-renewal by Executive under Section 2. Upon any termination of Executive’s employment, Executive shall be entitled solely to the following and (except if

Res-Care, Inc. DBA BrightSpring Health Services

805 N. Whittington Parkway

Louisville, KY 40222

(502) 394-2100

www.BrightSpringHealth.com

Section 7 is applicable and then only to the extent set forth in Section 7) no other compensation or benefits (the “Accrued Obligations”): (a) earned but unpaid Base Salary and accrued but unused vacation through the Date of Termination, payable within thirty (30) days following the Date of Termination; (b) solely in connection with a termination of Executive’s employment (i) by the Company other than for Cause (including due to death or permanent disability) or (ii) by Executive with Good Reason, any earned but unpaid Annual Bonus to which Executive was entitled for the fiscal year ending prior to the Date of Termination to the extent not previously paid (the “Prior Bonus”), payable in accordance with Section 3(b) (for the avoidance of doubt, the Prior Bonus shall not be payable to Executive in connection with Executive’s termination of employment for Cause or by Executive without Good Reason); (c) unreimbursed business expenses, payable within thirty (30) days following the Date of Termination; and (d) amounts or benefits due under any benefit or equity plan, program or arrangement, in accordance with the terms contained therein.

9. Executive Covenants.

(a) Acknowledgments. Executive acknowledges as follows:

(i) Executive’s services hereunder are of a special, unique and extraordinary character and that Executive’s position with the Company places Executive in a position of confidence and trust with the operations of Company, its subsidiaries and affiliates, including, without limitation, BrightSpring and PharMerica Corporation, a Delaware corporation, and each of their respective subsidiaries and affiliates (collectively, along with the Company, the “Affiliated Companies” and each individually an “Affiliated Company”) and allows Executive access to and use of Confidential Information.

(ii) The Company has provided Executive with a unique opportunity as set forth herein.

(iii) The nature and periods of the restrictions contained in this Agreement are fair, reasonable and necessary to protect and preserve for the Company and the other Affiliated Companies the benefits of Executive’s employment hereunder.

(iv) The Affiliated Companies would sustain great and irreparable loss and damage if Executive were to breach any of such covenants.

(v) The Affiliated Companies conduct and are aggressively pursuing the conduct of the Business of this Agreement actively in and throughout the entire Territory.

(vi) The Territory is reasonably sized because the current Business of the Affiliated Companies is conducted throughout various geographic areas. The Affiliated Companies are aggressively pursuing expansion and new operations throughout such geographic area and the Affiliated Companies require the entire Territory for profitable operations.

(vii) Due to Executive’s position and duties, Executive will have a level of involvement in many, if not all, aspects of the Business in the Territory.

Res-Care, Inc. DBA BrightSpring Health Services

805 N. Whittington Parkway

Louisville, KY 40222

(502) 394-2100

www.BrightSpringHealth.com

(viii) Executive acknowledges that as additional consideration for the covenants set forth in this Section 9, and as consideration for the length of the covenant contained in Sections 9(b)(i), 9(b)(ii) and 9(b)(iii), Executive received continued employment.

(b) Non-Compete and Non-Solicitation Covenants. Having acknowledged the statements in Section 9(a), Executive covenants and agrees with the Company and the other Affiliated Companies that:

(i) Non-Solicitation and No Hire of Employees or Others. From the Commencement Date until the Date of Termination and for twenty-four (24) months thereafter, (A) Executive will not directly or indirectly encourage, solicit, or induce, or attempt to encourage, solicit or induce any then-current employee, agent, contractor or representative of the Company and/or the other Affiliated Companies to terminate such Person’s employment or contractual relationship with the Company or any of the other Affiliated Companies (or devote less than full time efforts to its business), and (B) Executive will not directly or indirectly hire or attempt to hire: (1) for any competitive position with any competitor any Person who is an employee, agent, contractor or representative of the Company or any of the other Affiliated Companies at such time (or who has been an employee, agent, contractor or representative of the Company or any of the other Affiliated Companies at any time within the preceding year) or (2) for any position with any business any Person who is an employee, agent, contractor or representative of the Company or any of the other Affiliated Companies at such time (or who has been an employee, agent, contractor or representative of the Company or any of the other Affiliated Companies at any time within the preceding year or during Executive’s last year of employment with the Company).

(ii) Non-Solicitation of Clients/Patients/Customers. From the Commencement Date until the Date of Termination and for twenty-four (24) months thereafter, Executive will not, in a competitive capacity, on behalf of any Person other than the Company or any of the other Affiliated Companies, directly or indirectly:

(A) solicit, divert (or attempt to solicit or divert) or accept competitive business from any then-current client, patient or customer or referral source of the Company or any of the other Affiliated Companies;

(B) solicit, divert (or attempt to solicit or divert) or accept competitive business from any client, patient or customer or referral source of the Company or any of the other Affiliated Companies with whom Executive has had contact (either directly or indirectly) or over which Executive has had responsibility at any time in the one (1) year preceding Executive’s separation or about whom Executive has obtained Confidential Information;

(C) solicit, divert (or attempt to solicit or divert) or accept competitive business from any prospective client, patient or customer or prospective referral source of the Company or any of the other Affiliated Companies with respect to which the Company or any of the other Affiliated Companies has devoted or invested time, effort or expense in an effort to develop a business relationship or has identified in writing; or

Res-Care, Inc. DBA BrightSpring Health Services

805 N. Whittington Parkway

Louisville, KY 40222

(502) 394-2100

www.BrightSpringHealth.com

(D) solicit, divert (or attempt to solicit or divert) or accept competitive business from any prospective client, patient or customer or prospective referral source of the Company or any of the other Affiliated Companies with whom Executive has had contact (either directly or indirectly) or over which Executive has had responsibility at any time in the one (1) year preceding Executive’s separation or about whom Executive has obtained Confidential Information.

(iii) Notwithstanding the foregoing in Sections 9(b)(i) and 9(b)(ii), this Agreement shall not be violated by (A) general advertising or solicitation not specifically targeted at Company or other Affiliated Company related persons or entities, or (B) Executive serving as a reference for an employee.

(iv) Non-competition within the Territory. From the Commencement Date until the Date of Termination and for twenty-four (24) months thereafter, Executive will not directly or indirectly, in a competitive capacity within the Territory, own, manage, finance, operate, control or participate in ownership, management, finance, operation or control of, act as an agent, consultant, or be employed with, any Person that is engaged in the Business. For purposes of this Agreement, the term “competitive capacity” shall mean (A) performing tasks or duties similar to those Executive performed in Executive’s last year of employment at the Company or any other Affiliated Company for a competitor of the Company or any other Affiliated Company engaged in the Business; (B) managing/supervising those who, for a competitor of the Company or any other Affiliated Company engaged in the Business, perform tasks or duties similar to those which Executive performed in Executive’s last year of employment at the Company or any other Affiliated Company; or (C) performing, on behalf of a competitor of the Company or any other Affiliated Company engaged in the Business, tasks or duties in which Executive utilizes any Confidential Information that Executive learned in the course of Executive’s relationship with the Company or any other Affiliated Company. Executive further agrees that from the Commencement Date until the Date of Termination, Executive will not undertake any planning for or organization of any business activity that would be competitive with the Business. Executive will not be restricted under this Agreement from investing in the securities of any enterprise (so long as Executive does not otherwise participate in the activities of such enterprise) if (x) the securities are listed on any national securities exchange, and (y) Executive does not beneficially own (as defined by Rule 13d-3 promulgated under the Securities Exchange Act) in excess of two percent (2%) of the outstanding equity securities of such enterprise. In addition, the provisions of this Agreement shall not be violated by Executive commencing employment with, or providing services to, a subsidiary, division, business unit or other subdivision of an entity (including, without limitation, a hospital) that engages in competition with the Company or any other Affiliated Company so long as (A) Executive does not perform services for any such entity’s subsidiary, division, business unit or other subdivision that is engaged in the Business and (B) such entity (together with its affiliates) generates less than 20% of their total revenue or earnings from the Business.

Res-Care, Inc. DBA BrightSpring Health Services

805 N. Whittington Parkway

Louisville, KY 40222

(502) 394-2100

www.BrightSpringHealth.com

(v) Tolling. If Executive violates the Non-compete and/or Non-Solicitation provisions of this Section 9 after the Date of Termination, Executive shall continue to be bound by the restrictions set forth herein until an aggregate period of twenty four (24) months has expired following the Date of Termination during which Executive has complied with such provisions.

(c) Confidentiality. Having acknowledged the statements in Section 9(a) above, Executive covenants and agrees that at all times after the Commencement Date, including after the Date of Termination, Executive will not directly or indirectly disclose or use or otherwise exploit for Executive’s own benefit, or the benefit of any other Person, except as may be necessary in the performance of Executive’s duties hereunder, any Confidential Information. Confidential Information does not include any such information (i) that has, prior to such disclosure, become publicly known other than as a result of any breach of confidentiality (including by Executive pursuant to the terms hereof); (ii) that was available to Executive on a non-confidential basis from a source other than the Company or Affiliated Companies, provided that such source is not and was not bound by a confidentiality agreement with respect to such information or otherwise prohibited from transmitting such information by a contractual, legal, or fiduciary obligation; or (iii) has been independently acquired or developed by Executive without reference to the Confidential Information.

(d) Non-disparagement. Executive covenants and agrees that at all times after the Commencement Date, including after the Date of Termination, Executive will not disparage or comment negatively about the Company or any of the other Affiliated Companies, or their respective officers, directors, managers, employees, policies or practices. The Company and each Affiliated Company agrees to use commercially reasonable efforts to direct its officers and directors not to disparage or comment negatively about Executive in any public forum. Notwithstanding the foregoing, nothing in this Agreement is intended to interfere with, discourage or restrict truthful statements or disclosures made in good faith to any governmental entity related to a suspected violation of any law, in connection with any filing or return filed with any governmental authority, in connection with any dispute between Executive and the Company or any of the Affiliated Companies, or as required under applicable law, or in the good faith performance of Executive’s duties for the Company. This Section 9(c) shall not limit Executive’s obligations under any applicable trade secret act.

(e) Defend Trade Secrets Act (DTSA) Notice. Pursuant to 18 USC § 1833(b), Executive cannot and will not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; and/or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, should Executive pursue legal action against the Company or any other Affiliated Company for retaliation based on the reporting of a suspected violation of law, Executive may disclose a trade secret to Executive’s attorney and use

Res-Care, Inc. DBA BrightSpring Health Services

805 N. Whittington Parkway

Louisville, KY 40222

(502) 394-2100

www.BrightSpringHealth.com

the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order. None of the Company or any of the other Affiliated Companies will retaliate against Executive in any way for the disclosure made in accordance with the law; however, Executive agrees to immediately notify the Company of such requirement and provide the Company with an opportunity to seek an appropriate protective order.

(f) Inventions. Having acknowledged the statements in Section 9(a), Executive hereby covenants and agrees that Executive will, without additional compensation, promptly make full written disclosure to the Company, and will hold in trust for the sole right and benefit of the Company all developments, original works of authorship, inventions, concepts, know-how, improvements, trade secrets, and similar proprietary rights, whether or not patentable or registrable under copyright or similar laws, which Executive may (or have previously) solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, whether or not during regular working hours, provided they either: (i) relate at the time of conception or reduction to practice to the business of the Company or any other Affiliated Company, or actual or demonstrably anticipated research or development of the Company or any other Affiliated Company; (ii) result from or relate to any work performed for the Company or any other Affiliated Company; or (iii) are developed through the use of equipment, supplies, or facilities of the Company or any other Affiliated Company, or any Confidential Information, or in consultation with personnel of the Company or any other Affiliated Company (collectively referred to as “Developments”). Executive further acknowledges that all Developments made by Executive (solely or jointly with others) are “works made for hire” (to the greatest extent permitted by applicable law) for which Executive is, in part, compensated by salary, unless regulated otherwise by law, but that, in the event any such Development is deemed not to be a work made for hire, Executive hereby assigns to the Company, or its designee, all Executive’s right, title, and interest throughout the world in and to any such Development. Executive hereby agrees to assist the Company, or its designee, at the Company’s expense, in every way to secure the rights of the Company or any other Affiliated Company in the Developments and any copyrights, patents, trademarks, service marks, database rights, domain names, mask work rights, moral rights, and other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments that the Company shall deem necessary in order to apply for, obtain, maintain, and transfer such rights and in order to assign and convey to the Company or any other Affiliated Company the sole and exclusive right, title, and interest in and to such Developments, and any intellectual property and other proprietary rights relating thereto. Executive further agrees that Executive’s obligation to execute or cause to be executed, when it is in Executive’s power to do so, any such instrument or papers shall continue after the Date of Termination until the expiration of the last such intellectual property right to expire in any country of the world; provided, however, the Company shall reimburse Executive for Executive’s reasonable expenses incurred in connection with carrying out the foregoing obligation after the Date of Termination. If the Company is unable because of Executive’s mental or physical incapacity or unavailability for any other reason to secure

Res-Care, Inc. DBA BrightSpring Health Services

805 N. Whittington Parkway

Louisville, KY 40222

(502) 394-2100

www.BrightSpringHealth.com

Executive’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Developments or original works of authorship assigned to the Company as above, then Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agent and attorney in fact to act for and in Executive’s behalf and stead to execute and file any such applications or records and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance, and transfer of letters patent or registrations thereon with the same legal force and effect as if originally executed by Executive. Executive hereby waives and irrevocably quitclaims to the Company any and all claims, of any nature whatsoever, that Executive now or hereafter has for past, present, or future infringement of any and all proprietary rights assigned to the Company.

(g) Executive Certificates and Return of Company Property. Upon the cessation of Executive’s employment hereunder for any reason or no reason, upon the written request of the Company, Executive shall promptly comply with Executive’s obligation to deliver a certificate, which certificate may be completed online in accordance with Company policy. Upon termination of Executive’s employment hereunder for any reason whatsoever, Executive shall promptly return to the Company any property of the Company or any of the other Affiliated Companies then in Executive’s possession or control, including without limitation, any Confidential Information or any electronic devices owned by the Company or any of the other Affiliated Companies in Executive’s possession or control or otherwise purchased by the Company or any of the other Affiliated Companies on Executive’s behalf without deletion or modification of any business related or personal data, software, or programs then existing on such devices.

(h) Injunctive Relief and Invalidity of any Provision. Executive acknowledges that Executive’s breach of the provisions of Section 9 of this Agreement will result in irreparable injury to the Company and the other Affiliated Companies and that the remedy at law of such parties for such a breach will be inadequate. Accordingly, Executive agrees and consents that the Company and each of the other Affiliated Companies in addition to all other remedies available to them at law and in equity, shall be entitled to seek both preliminary and permanent injunctions in a court of competent jurisdiction to prevent and/or halt a breach or threatened breach by Executive of this Agreement. If any provision of this Agreement is invalid in part or in whole, it shall be deemed to have been amended, whether as to time, area covered, or otherwise, as and to the extent required for its validity under applicable law and, as so amended, shall be enforceable. The parties further agree to execute all documents necessary to evidence such amendment. A court with jurisdiction over the matters contained in this Agreement shall have the authority to revise the language hereof to the extent necessary to make any such section or covenant of this Agreement enforceable to the fullest extent permitted by law.

(i) Disclosure of Existence of Agreement. To preserve the Company’s rights under this Agreement, the Company may advise any third party of the existence of this Agreement and its terms, and Executive specifically releases the Company from any liability for doing so.

Res-Care, Inc. DBA BrightSpring Health Services

805 N. Whittington Parkway

Louisville, KY 40222

(502) 394-2100

www.BrightSpringHealth.com

10. Mutual Agreement to Arbitrate. Executive and the Company understand and agree that any existing or future dispute or claim arising out of or related to this Agreement, Executive’s employment, or the termination of such employment, will be resolved by final and binding arbitration and that no other forum for dispute resolution will be available to either party, except as to those claims identified below. The decision of the arbitrator shall be final and binding on both parties and it shall be enforceable by any court having proper jurisdiction. The arbitration proceedings shall be conducted pursuant to the Federal Arbitration Act, and in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”). Except as mutually agreed by the parties, the arbitration shall be conducted in Louisville, Kentucky. The arbitrator will have all the powers a judge would have in dealing with any question or dispute that may arise before, during and after the arbitration. Claims not covered by this agreement to arbitrate are:

(a) Claims for benefits under the workers’ compensation, unemployment insurance and state disability insurance laws, and

(b) Claims for injunctive relief and any other equitable relief arising out of the Company’s efforts to enforce Section 9 of this Agreement.

The Company agrees to bear the costs of the arbitrator’s fee and all other costs related to the arbitration, assuming such costs are not expenses that Executive would be required to bear if bringing or defending the action in a court of law. Executive and the Company shall each bear the fees and costs of their own attorneys, experts or other representatives incurred in connection with the arbitration, and the arbitrator will not have authority to award fees and costs unless a statute at issue in the dispute or other appropriate law authorizes the award of attorneys’ fees to the prevailing party, in which case the arbitrator shall have the authority to make an award of attorneys’ fees as permitted by the applicable statute or law.

11. Definitions. For purposes of this Agreement:

(a) “AAA” shall have the meaning set forth in Section 10.

(b) “Accrued Obligations” shall have the meaning set forth in Section 8.

(c) “Additional Term(s)” shall have the meaning set forth in Section 2.

(d) “Affiliated Company(ies)” shall have the meaning set forth in Section 9(a)(i).

(e) “Agreement” shall have the meaning set forth in the preamble.

(f) “Annual Bonus” shall have the meaning set forth in Section 3(b).

(g) “Base Salary” shall have the meaning set forth in Section 3(a).

(h) “Business” shall mean: (i) the provision of pharmacy services; (ii) skilled home health (or private duty) services to the elderly, children, and any individuals qualifying for such services; (iii) hospice services; (iv) rehabilitation (including physical therapy, occupational therapy, and speech therapy) services in home, facility, or community and outpatient settings; (v) non-skilled home care services; (vi) community or home-based primary care services (whether physician, nurse practitioner, or physician assistant led with associated extender care providers), including care management and care coordination services; and (vii) the provision of management and/or consulting services to third parties related to the above.

Res-Care, Inc. DBA BrightSpring Health Services

805 N. Whittington Parkway

Louisville, KY 40222

(502) 394-2100

www.BrightSpringHealth.com

(i) “Buyer” shall have the meaning set forth in the preamble.

(j) “Cause” shall mean any of the following: (i) embezzlement or misappropriation by Executive of the funds or property of the Company or any of the other Affiliated Companies; (ii) willful failure to disclose material financial or other material operational information relating to the Company or any of the other Affiliated Companies; (iii) Executive’s breach of fiduciary duty resulting in personal profit; (iv) willful misconduct in, or gross negligence with respect to, performance of Executive’s duties to the Company or any other Affiliated Company; (v) Executive’s failure to devote adequate time or diligence to or to effectively carry out or implement the performance of Executive’s duties; (vi) the material breach or violation by Executive of any material provision of this Agreement or any material, written employment policy of the Company or any of the other Affiliated Companies that is applicable to Executive and has been previously made available to Executive; (vii) Executive’s conviction of, or plea of nolo contendere to, any (1) felony or (2) other crime involving fraud or moral turpitude (other than minor traffic violations or similar offenses); or (viii) failure to maintain licenses, certifications or other authorizations reasonably required by the Company for Executive to perform services for the Company or any other Affiliated Company, in all cases as determined in the reasonable discretion of the Supervising Officer; provided, however, that with respect to (v), (vi), or (viii), Executive will be provided notice of any misconduct, failure and/or breach constituting Cause within thirty (30) days after the material facts regarding such condition become known to the Company, and Executive will be given reasonable opportunity (not to exceed fifteen days (15) days) to cure the misconduct, failure and/or breach.

(k) “COBRA” shall have the meaning set forth in Section 7(a)(iii).

(l) “COBRA Subsidy” shall have the meaning set forth in Section 7(a)(iii).

(m) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(n) “Company” shall have the meaning set forth in the recitals.

(o) “Commencement Date” shall have the meaning set forth in Section 2.

(p) “Confidential Information” shall mean any business information relating to the Company or any of the other Affiliated Companies or to the Business (whether or not constituting a trade secret), which has been or is treated by the Company or any of the other Affiliated Companies as proprietary and confidential and which is not generally known to the public.

(q) “Date of Termination” shall mean the effective date of cessation from employment with the Company and all other Affiliated Companies, for any reason or no reason.

(r) “Developments” shall have the meaning set forth in Section 9(e).

(s) “Executive” shall have the meaning set forth in the preamble.

(t) “Excise Tax” shall have the meaning set forth in Section 18.

Res-Care, Inc. DBA BrightSpring Health Services

805 N. Whittington Parkway

Louisville, KY 40222

(502) 394-2100

www.BrightSpringHealth.com

(u) “Good Reason” shall mean the occurrence of any of the following without Executive’s prior written consent (i) Executive is required to relocate to an employment location that is more than fifty (50) miles from Executive’s current employment location; (ii) Executive’s Base Salary rate or target Annual Bonus opportunity is reduced, unless the Company makes an across-the-board reduction that applies to substantially all similarly situated employees; (iii) any material and adverse change in Executive’s duties, responsibilities and authorities, measured in the aggregate; provided that, any change to Executive’s duties, responsibilities and authorities shall not constitute “Good Reason” hereunder so long as Executive (x) remains a senior executive of the Company and (y) has responsibility for the hospice business and/or home health business of the Company or any Affiliated Company engaged in such business(es)); or (iv) the Company materially breaches any of its obligations under this Agreement or any other material agreement between Executive and the Company or an Affiliated Company. Notwithstanding the foregoing, a condition shall not be considered “Good Reason” unless (i) Executive gives the Company written notice of such condition within thirty (30) days after the material facts regarding such condition become known to Executive; (ii) the Company fails to cure such condition within twenty (20) days after receiving Executive’s written notice; and (iii) Executive terminates Executive’s employment within twenty (20) days after the expiration of the Company’s cure period.

(v) “Initial Term” shall have the meaning set forth in Section 2.

(w) “Parachute Payments” shall have the meaning set forth in Section 18.

(x) “Person” shall mean an individual, a client, a patient, a customer, a partnership, an association, a corporation, a trust, an unincorporated organization, or any other business entity or enterprise.

(y) “PPACA” shall have the meaning set forth in Section 7(a)(iii).

(z) “Prior Bonus” shall have the meaning set forth in Section 8.

(aa) “Release” shall have the meaning set forth in Section 7(b).

(bb) “Severance Benefits” shall have the meaning set forth in Section (7)(a).

(cc) “Supervising Officer” shall have the meaning set forth in Section 1.

(dd) “Territory” shall mean (i) the counties in which are located the operations for which Executive works or has worked or is responsible or has been responsible and all counties contiguous to such counties, and (ii) the states, commonwealths or provinces in which are located the operations for which Executive works or has worked or is responsible or has been responsible and all states, commonwealths and provinces contiguous to such states, commonwealths or provinces, and (iii) the United States of America or any other jurisdiction in which the Company or any other Affiliated Company conducts business.

12. Applicable Law. This Agreement shall be governed by the laws of the Commonwealth of Kentucky, the location of the Company’s principal office, without giving effect to any choice of law rules that would cause the laws of any jurisdiction other than the Commonwealth of Kentucky to be applied.

13. Modification; Waiver. This Agreement may be modified only in writing, expressly referencing this Agreement and Executive by name and signed by Executive and a Company representative (other than Executive). Any waiver of any breach of this Agreement must be in writing and no waiver of any breach shall be deemed a waiver of any subsequent breach.

Res-Care, Inc. DBA BrightSpring Health Services

805 N. Whittington Parkway

Louisville, KY 40222

(502) 394-2100

www.BrightSpringHealth.com

14. Entire Agreement. This Agreement contains the entire agreement with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties, including but not limited to any prior employment agreement (including the Original Employment Agreement). Notwithstanding the foregoing, the restrictive covenants set forth herein are in addition to, and not in substitution or in lieu of, any similar covenants that may be applicable to Executive pursuant to any non-compete, employment, consulting, stock option or any other contract or agreement entered into by Executive prior to, contemporaneously with or after the entry into this Agreement (including, without limitation, any Confidentiality, Non-Interference and Invention Assignment Agreement entered into in connection with the issuance of stock options, if any) each of which shall remain in full force and effect, run parallel with this Agreement and continue in addition to those contained in this Agreement.

15. No Prior Agreement. Executive hereby represents and warrants to the Company that the execution of this Agreement by Executive and Executive’s employment hereunder and performance of duties hereunder will not conflict with or violate or breach any agreement to which Executive is bound or subject. In connection with Executive’s employment, Executive agrees not to use any confidential or proprietary information Executive may have obtained in connection with any prior employment.

16. Notices. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been given on the date of delivery personally or upon deposit in the United States mail postage prepaid by registered or certified mail, return receipt requested, to the appropriate party or parties at the addresses shown (or at such other address as shall hereafter be designated by any party to the other parties by notice given in accordance with this Section 16). Notices addressed to the Company shall be sent to the attention of the General Counsel.

17. Section 409A of the Code.

(a) General. All payments under this Agreement are intended to be exempt from, or comply with, the requirements of Section 409A of the Code, to the extent applicable, and this Agreement shall be interpreted to avoid any penalty sanctions under Section 409A of the Code. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to comply with Section 409A of the Code (if applicable) and, if necessary, any such provision shall be deemed amended to comply with Section 409A of the Code and regulations thereunder. All payments to be made upon a termination of employment under this Agreement that are deferred compensation for purposes of Section 409A of the Code may only be made upon a “separation from service” under Section 409A of the Code. For purposes of Section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment.

(b) Six Month Delay Rule. To the maximum extent permitted under Section 409A of the Code, the benefits payable under this Agreement are intended to comply with the “short-term deferral exception” under Treas. Reg. §1.409A-1(b)(4), and any remaining amount is intended to comply with the “separation pay exception” under Treas. Reg. §1.409A-1(b)(9)(iii); provided,

Res-Care, Inc. DBA BrightSpring Health Services

805 N. Whittington Parkway

Louisville, KY 40222

(502) 394-2100

www.BrightSpringHealth.com

however, if any amount payable to Executive during the six (6) month period following Executive’s separation from service does not qualify within either of the foregoing exceptions and constitutes deferred compensation subject to the requirements of Section 409A of the Code, then such amount(s) shall hereinafter be referred to as the “Excess Amount.” If at the time of Executive’s separation from service, the Company’s (or any entity required to be aggregated with the Company under Section 409A of the Code) stock is publicly-traded on an established securities market or otherwise and Executive is a “specified employee” (as defined in Section 409A of the Code), then the Company shall postpone the commencement of the payment of the portion of the Excess Amount that is payable within the six (6) month period following Executive’s separation from service with the Company for six (6) months following Executive’s separation from service with the Company. The delayed Excess Amount shall be paid in a lump sum to Executive on the first day following the date that is six (6) months following Executive’s separation from service with the Company. If Executive dies during such six (6) month period and prior to the payment of the portion of the Excess Amount that is required to be delayed on account of Section 409A of the Code, such Excess Amount shall be paid to the personal representative of Executive’s estate on the day after Executive’s death. Any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule set forth herein.

(c) Special Rule for Reimbursements. Any reimbursements provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (i) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (ii) the reimbursement of an eligible expense will be made on or before the last day of the taxable year following the year in which the expense is incurred, and (iii) the right to reimbursement is not subject to liquidation or exchange for another benefit.

(d) No Guaranty of Compliance With Section 409A. While the payments and benefits provided hereunder are intended to be structured in a manner to avoid the implication of any penalty taxes under Section 409A of the Code, in no event whatsoever shall the Company or any other Affiliated Company be liable for any additional tax, interest, or penalties that may be imposed on Executive as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).

18. Section 280G of the Code. If any payment, benefit or distribution of any type to or for the benefit of Executive, whether paid or payable, provided or to be provided, or distributed or distributable pursuant to the terms of this Agreement or otherwise by the Company or any of its affiliates (collectively, the “Parachute Payments”) would subject Executive to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), the Parachute Payments shall be reduced so that the maximum amount of the Parachute Payments (after reduction) shall be One Dollar ($1.00) less than the amount which would cause the Parachute Payments to be subject to the Excise Tax; provided that the Parachute Payments shall only be reduced to the extent the after-tax value of amounts received by Executive after application of the above reduction would exceed the after-tax value of the amounts received without application of such reduction. For this purpose, the after-tax value of an amount shall be determined taking into account all federal, state,

Res-Care, Inc. DBA BrightSpring Health Services

805 N. Whittington Parkway

Louisville, KY 40222

(502) 394-2100

www.BrightSpringHealth.com

and local income, employment and excise taxes applicable to such amount. In the event that any Parachute Payments would be subject to the Excise Tax, the Company shall, with respect to the Parachute Payments, use its reasonable best efforts to obtain a vote satisfying the requirements of Section 280(b)(5) of the Code, such that no portion of the Parachute Payments will be subject to such Excise Tax. In accordance with the Section 280G regulations, any reasonable compensation for services after the date of the change in ownership or control (which shall include refraining from performing services under a noncompete and/or nonsolicit agreement or similar agreement) and any such reasonable compensation shall be excluded from the determination of Parachute Payments. Unless Executive shall have given prior written notice to the Company to effectuate a reduction in the Parachute Payments, if such a reduction is required, any such notice consistent with the requirements of Section 409A of the Code to avoid the imputation of any tax, penalty or interest thereunder, the Company shall reduce or eliminate the Parachute Payments by first reducing or eliminating any cash severance benefits (with the Parachute Payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of stock options or similar awards, then by reducing or eliminating any accelerated vesting of restricted stock or similar awards, then by reducing or eliminating any other remaining Parachute Payments; provided, that no such reduction or elimination shall apply to any non-qualified deferred compensation amounts (within the meaning of Section 409A of the Code) to the extent such reduction or elimination would accelerate or defer the timing of such payment in a manner that does not comply with Section 409A of the Code.

19. Counterparts and Electronic Signatures. This Agreement may be executed in multiple counterparts or counterpart signature pages, each of which shall constitute an original agreement, but all of which shall constitute only one agreement. The exchange of copies of this Agreement or signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and shall be binding and with the same force and effect as the original Agreement for all purposes.

20. Setoff. The Company’s obligation to pay Executive the amounts provided and to make the arrangements provided hereunder shall be subject to set-off, counterclaim, or recoupment of bonafide undisputed amounts owed by Executive to the Company or any other Affiliated Company; provided, however, that to the extent any amount so subject to set-off, counterclaim, or recoupment is payable in installments hereunder, such set-off, counterclaim, or recoupment shall not modify the applicable payment date of any installment, and to the extent an obligation cannot be satisfied by reduction of a single installment payment, any portion not satisfied shall remain an outstanding obligation of Executive and shall be applied to the next installment only at such time the installment is otherwise payable pursuant to the specified payment schedule. Executive shall not be required to mitigate the amount of any payment provided pursuant to this Agreement by seeking other employment or otherwise, and except as provided in Section 7(a)(iii) hereof, the amount of any payment provided for pursuant to this Agreement shall not be reduced by any compensation earned as a result of Executive’s other employment or otherwise.

[Signature Page Immediately Follows]

Res-Care, Inc. DBA BrightSpring Health Services

805 N. Whittington Parkway

Louisville, KY 40222

(502) 394-2100

www.BrightSpringHealth.com

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the date first set forth above.

/s/ Michael McMaude
(signature)
Printed Name: Michael McMaude

Address for Notice:

Res-Care, Inc. DBA BrightSpring Health Services

805 N. Whittington Parkway

Louisville, KY 40222

(502) 394-2100

www.BrightSpringHealth.com

Phoenix Parent Holdings Inc. (or any successor thereto)

By: /s/ Jon Rousseau
Printed: Jon Rousseau
Its: President

Address for Notice:

Phoenix Parent Holdings Inc.

c/o Res-Care, Inc. dba BrightSpring Health Services

805 N. Whittington Parkway – Suite 400

Louisville, KY 40222

Attn: Steve Reed, Esq., General Counsel

Res-Care, Inc. DBA BrightSpring Health Services

805 N. Whittington Parkway

Louisville, KY 40222

(502) 394-2100

www.BrightSpringHealth.com

Exhibit A

Res-Care, Inc. DBA BrightSpring Health Services